UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2011

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13710 FNB Parkway, Suite 300 Omaha, NE	68154-5200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (877) 290-2772

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On May 3, 2011 (the “Closing Date”), TC PipeLines, LP (the “Partnership”) entered into an unsecured 364-day senior bridge loan agreement (the “Loan Agreement”) for a $400 million term loan facility with SunTrust Bank, as administrative agent and a lender, Bank of America, N.A., as a lender, and SunTrust Robinson Humphrey, Inc., as sole lead arranger and sole book runner.

On the Closing Date, the Partnership borrowed $61 million in term loans (the “Term Loans”) under the Loan Agreement.  The unused $339 million of term loan commitments under the Loan Agreement expired on the Closing Date and are no longer available to be borrowed by the Partnership.  The Partnership used the Term Loans to finance a portion of the purchase price for the previously announced acquisitions of a 25% membership interest in Bison Pipeline LLC and a 25% membership interest in Gas Transmission Northwest LLC.  The Term Loans are due and payable on the 364th day after the Closing Date.

The Term Loans will bear interest based, at the Partnership’s election, on either the London interbank offered rate (“LIBOR”) or the base rate plus, in either case, an applicable margin.  The base rate will equal the highest of (i) SunTrust’s prime rate, (ii) 0.50% above the federal funds rate and (iii) 1.00% above one-month LIBOR.  The applicable margin is based on the Partnership’s leverage ratio as determined at the end of each fiscal quarter.  The applicable margin will be 1.625% when the Partnership’s leverage ratio is equal to or greater than 3.75 to 1.00 as of the end of the most recent fiscal quarter and 1.500% when the Partnership’s leverage ratio is less than 3.75 to 1.00 as of the end of the most recent fiscal quarter.

The Partnership may, at its option and with prior written notice to the lenders, prepay the Term Loans in whole or in part, without any prepayment premium or penalty (other than customary breakage costs if the Partnership prepays Term Loans that bear interest at a rate based on LIBOR before the end of the applicable LIBOR interest period for such Term Loans).  The Partnership is required to prepay the Term Loans with the net proceeds it or its subsidiaries receive from certain asset sales, casualty insurance payments and condemnation awards (unless such net proceeds are reinvested or used to rebuild or repair assets within the time periods prescribed by the Loan Agreement), from certain new debt issuances by the Partnership or its wholly-owned subsidiaries and from certain new equity issuances by the Partnership.

The Loan Agreement includes usual and customary covenants for credit facilities of this type, including covenants limiting subsidiary debt, investments, dividends, transactions with affiliates, liens, mergers, asset sales and material changes in the business of the Partnership or its subsidiaries.  The Loan Agreement also requires the Partnership to maintain a leverage ratio of not more than 5.50 to 1.00 at the end of the fiscal quarters ending June 30, 2011, September 30, 2011 and December 31, 2011 and not more than 4.75 to 1.00 at the end of the fiscal quarter ending March 31, 2012.  The Loan Agreement also requires the Partnership to maintain an interest coverage ratio of not less than 3.00 to 1.00 at the end of each fiscal quarter.

In the event of a default by the Partnership under the Loan Agreement, including cross-defaults relating to specified other debt of the Partnership or its significant subsidiaries in excess of $15 million, the lenders may declare the amounts outstanding under the Loan Agreement, including all accrued interest and unpaid fees, due and payable immediately.  In addition, the lenders may enforce any rights and remedies created under the Loan Agreement or applicable law.  For events of default relating to insolvency, bankruptcy or receivership, the amounts outstanding become due and payable immediately. The agent and certain lenders under the Loan Agreement and their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Partnership.  These parties have received, and may in the future receive, customary compensation from the Partnership for such services.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On May 3, 2011, TC Pipelines Intermediate Limited Partnership, a wholly-owned subsidiary of the Partnership, completed the acquisition of a 25% membership interest in Gas Transmission Northwest LLC and a 25% membership interest in Bison Pipeline LLC (the “Acquisition”).  The Acquisition was made pursuant to a Purchase and Sale Agreement dated as of

April 26, 2011 between TransCanada American Investments Ltd. and TC Pipelines Intermediate Limited Partnership, and a Purchase and Sale Agreement dated as of April 26, 2011 between TC Continental Pipeline Holdings Inc. and TC Pipelines Intermediate Limited Partnership for a total transaction value of $605 million, subject to certain closing adjustments.

The Acquisition was financed through a borrowing under the Loan Agreement as described in Item 1.01 above, a draw on the Partnership’s revolving credit facility as described under Item 2.03 below, and proceeds of a previously announced public offering of common units representing limited partner interests in the Partnership.  The information set forth under Items 1.01 and 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In conjunction with the Acquisition, the Partnership borrowed approximately $61 million pursuant to the Loan Agreement described in Item 1.01 above and $125 million under its revolving credit facility to partially fund the purchase price of the Acquisition.  A description of the Partnership’s revolving credit facility is contained in the Form 8-K filed on February 15, 2007.   The terms of the Loan Agreement are described under Item 1.01 above and are incorporated by reference herein.

Item 7.01               Regulation FD Disclosure

On May 3, 2011, the Partnership issued a press release announcing the closing of the Acquisition.  A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01               Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired

Not filed herewith.  Pursuant to Item 9.01(a)(4) of Form 8-K, the Partnership undertakes to file such information by amendment to this report not later than July 19, 2011 (71 calendar days after May 9, 2011).

(b)   Pro Forma Financial Information

Not filed herewith.  Pursuant to Item 9.01(a)(4) of Form 8-K, the Partnership undertakes to file such information by amendment to this report not later than July 19, 2011 (71 calendar days after May 9, 2011).

(d)   Exhibits

Exhibit No.	Description

10.1	364-Day Senior Bridge Loan Agreement, dated as of May 3, 2011, among TC PipeLines, LP, the lenders from time to time party thereto, and SunTrust Bank, as Administrative Agent.
99.1	Press Release dated May 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
By: TC PipeLines GP, Inc.,
its general partner

	By:	/s/ Annie C. Belecki
Annie C. Belecki
Assistant Secretary

Dated: May 5, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	364-Day Senior Bridge Loan Agreement, dated as of May 3, 2011, among TC PipeLines, LP, the lenders from time to time party thereto, and SunTrust Bank, as Administrative Agent.
99.1	Press Release dated May 3, 2011.